Exhibit (i)(2): Consent of Dechert Price & Rhoads, Counsel
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[Letterhead]

                                 Law Offices of
                             DECHERT PRICE & RHOADS

                               1775 Eye St., N.W.
                           Washington, DC 20006-2401

                            Telephone: (202)261-3300
                               Fax: (202)261-3333





                                January 21, 2000


Woodlawn Funds Trust
107 North Washington Street
Post Office Box 4365
Rocky Mount, NC  27803-0365


                Re: Post-Effective Amendment No. 1 to Registration Statement on Form N-1A for Woodlawn Funds Trust ("Trust") (File Nos. 333-78815 and 811-09345)
                     -----------------------------------------------------------


Dear Sirs and Madams:

                  We hereby consent to the reference to our firm as counsel in the Trust's Statement of Additional Information contained in the Post-Effective Amendment No. 1 to the Trust's Registration Statement. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.


                                       Very truly yours,

                                       /s/ Dechert Price & Rhoads

                                       Dechert Price & Rhoads